UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2014 (April 22, 2014)

LinnCo, LLC
(Exact name of registrant as specified in its charters)

Delaware	001-35965	45-5166623
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

LinnCo, LLC (“LinnCo”) held its annual meeting of shareholders on April 22, 2014. At that meeting LinnCo shareholders voted on the matters set forth below.

LINN Pass-Through Proposals
In accordance with the limited liability company agreement of LinnCo, the board of directors of LinnCo is required to call an annual or special meeting for the purpose of submitting to a vote of the LinnCo common shareholders any matters submitted to Linn Energy, LLC (“LINN”) unitholders for a vote, to determine how LinnCo will vote its LINN Units on such proposals. As a result, LinnCo submitted to a vote of its common shareholders the following three proposals at the LinnCo annual meeting:

1.	Proposal to approve the election of each of the six nominees for the LINN board of directors to serve until the 2015 Annual Meeting of Unitholders.

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Mark E. Ellis	52,692,684	1,557,991	46,685,269
David D. Dunlap	45,789,409	8,461,266	46,685,269
Stephen J. Hadden	53,233,628	1,017,047	46,685,269
Michael C. Linn	51,780,706	2,469,969	46,685,269
Joseph P. McCoy	52,139,290	2,111,385	46,685,269
Jeffrey C. Swoveland	52,133,792	2,116,883	46,685,269

2.	Proposal to approve the ratification of the selection of KPMG LLP as independent public accountant for LINN for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstentions
96,754,761	3,915,297	265,886

3.	Proposal to provide a non-binding advisory vote approving LINN’s executive compensation program.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,852,370	12,574,590	823,715	46,685,269

General

4.	Proposal to approve the ratification of the selection of KPMG LLP as independent public accountant for LinnCo for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstentions
96,725,711	3,920,998	289,235

In addition, LINN voted the sole voting share of LinnCo in favor of all four proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINNCO, LLC

Date: April 23, 2014	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary

3